UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

YANGTZE RIVER DEVELOPMENT LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-55576	27-1636887
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

183 Broadway, Suite 5, New York, NY	10007
(Address of principal executive offices)	(Zip Code)

(646) 861-3315

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Independent Director

On February 14, 2017, Romano Tio notified the Board of Directors (the “Board”) of Yangtze River Development Limited (the “Company”) of his resignation as an independent director of the Board because of his strong commitment to his own business. Mr. Tio’s decision not to serve as an independent director of the Company is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. Accordingly, the Board accepted Mr. Tio’s resignation and his term as an independent director ended on February 14, 2017.

(b) Appointment of Independent Director

Immediately upon Mr. Tio’s resignation, Mr. Adam S. Goldberg was appointed as director of the Company. Mr. Goldberg was elected to serve on the Board as an “independent director” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc.

Adam S. Goldberg, Independent Director, Chair of the Social Media Committee (age 46)

Mr. Goldberg is the President and founder of Telco Experts LLC since March 2008. He served as Chief Executive Officer of Gemini Communications from March 1996 to March 2008. At Telco, Mr. Goldberg obtained regulatory approval for the company as a licensed telephone company in 21 states and manages a staff of 30 telecommunication professionals and engineers. Mr. Goldberg has extensive experience in business development, regulatory affairs, strategic planning, employee development and project management.

We have selected Mr. Goldberg as a director because of his expertise in project management and strategic planning.

Mr. Goldberg obtained his bachelor’s degree in Marketing and Finance from University of Maryland, Robert H. Smith School of Business in 1993.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Goldberg.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 10.1	Offer and Acceptance Letter of Adam S. Goldberg dated February 14, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

YANGTZE RIVER DEVELOPMENT LIMITED

Date: March 9, 2017	By:	/s/ Xiangyao Liu
Xiangyao Liu President & CEO

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